Exhibit 10.12

AMENDMENT TO

EMPLOYMENT AGREEMENT

BETWEEN

HESKA CORPORATION

AND

ROBERT B. GRIEVE

                This Amendment to Employment Agreement is dated as of January 1, 2008 (this “Amendment”) and amends the Employment Agreement dated as of March 29, 2006 (the “Employment Agreement”), between Heska Corporation, a Delaware corporation (“Heska”), and Robert B. Grieve, Ph.D. (“Executive”). Unless otherwise defined in herein, all capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement.

RECITALS

                Section 14 of the Employment Agreement permits the parties to modify the Employment Agreement in writing, and Executive and Heska have agreed to amend the Employment Agreement as set forth in this Amendment.

AGREEMENT

                NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, including Executive’s continued employment with Heska, the receipt and sufficiency of which are hereby acknowledged, Executive and Heska hereby agree as follows:

1.             Subsection 7(d) of the Employment Agreement is amended and restated in its entirety to read as set forth below:

(d)           409A Limitations.  If Executive is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury regulations as of the date of termination, then payments to Executive hereunder shall not be made before the date that is six months after the date of termination (or if earlier, the date of death of Executive); provided, however, that during such six-month period, Heska shall make any and all payments contemplated hereunder to the extent such payments do not exceed two times the lesser of (i) Executive’s annualized compensation, based upon the annual rate of compensation for the calendar year preceding the year in which the date of termination occurs, or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the date of termination occurs; and provided further that any amounts deferred hereunder shall be paid in a lump-sum amount at the expiration of such six-month period.  It is the parties’ intent that no payment made or to be made hereunder shall be subject to the provisions of Section 409A(a)(1)(B) of the Internal

Revenue Code. Accordingly, notwithstanding any payment date or schedule specified above, the parties agree to work expeditiously to amend this Agreement to conform to their intent as set forth in this Section 7(d).

2.             Subsection 9(f) of the Employment Agreement is amended and restated in its entirety to read as set forth below:

(f)            Good Reason.  For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without Executive’s express written consent:

(i)            Executive’s authority with Heska is, or his duties or responsibilities as CEO are, materially diminished relative to his authority, duties and responsibilities as in effect immediately prior to such change, other than the removal from the position of Chairman if the Board decides to separate the roles of CEO and Chairman;

(ii)           a material diminution in Executive’s Base Salary as in effect immediately prior to such diminution; provided, that an across-the-board reduction in the base compensation and benefits of all other executive officers of Heska by the same percentage amount (or under the same terms and conditions) as part of a general base compensation reduction and/or benefit reduction shall not constitute such a qualifying material diminution;

(iii)          a material change in the geographic location of Executive’s principal place of employment such that the new location results in a commute for Executive that is both (A) longer than his commute prior to the relocation and (B) greater than fifty (50) road miles each way from his home in the Severance, Colorado area;

(iv)          any material breach by Heska of any provision of this Agreement; and

(v)           any acquiring company fails to assume or be bound by the terms of this Agreement in Connection with a Change of Control;

provided, however, that prior to any such event constituting Good Reason, Executive shall give Heska written notice of the existence of the condition which Executive believes constitutes Good Reason (which notice must be given within ninety (90) days of the initial existence of the condition) and such condition shall remain uncured for a period of thirty (30) days after the date of such notice.  An event of Good Reason shall occur automatically at the expiration of such 30-day period if the relevant condition remains uncured at such time.

3.             All other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment, together with the Employment Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment or the Employment Agreement not expressly set forth in this Amendment or the Employment Agreement are of no force or effect.

4.             Any waiver, alteration or modification of any of the terms of this Amendment or the Employment Agreement shall be valid only if made in writing and signed by the parties hereto.

5.             This Amendment may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one and the same document.  This Amendment to the extent signed and delivered by facsimile or other electronic means will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page(s) to Follow]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year herein above written.

HESKA CORPORATION		EXECUTIVE

By:	/s/ Jason Napolitano	/s/ Robert B. Grieve
Name: Jason Napolitano		Robert B. Grieve, Ph.D.
Title: Chief Financial Officer

[Signature Page to Amendment to Employment Agreement]